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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material under Rule 14a-12
CONDUCTUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
/ /	Fee paid previously with preliminary materials:
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Conductus, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2001

TO THE STOCKHOLDERS OF CONDUCTUS, INC.:

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Conductus, Inc. (the "Company"), will be held on Thursday, May 24, 2001, at 3:00 p.m. local time (the "Annual Meeting"), at the Company's administrative offices located at 965 West Maude Avenue, Sunnyvale, California, 94085, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect directors of the Company;

  2.
  To approve an amendment to and restatement of the Company's Restated Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 25,000,000 to 40,000,000;

  3.
  To approve the Company's 2001 Stock Option/Stock Issuance Plan;

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

  5.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on April 10, 2001, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company for a period of ten days before the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Charles E. Shalvoy
                       President and Chief Executive Officer

April 24, 2001

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT

CONDUCTUS, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2001

    The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Conductus, Inc., a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders to be held on May 24, 2001 (the "Annual Meeting"). The Annual Meeting will be held at 3:00 p.m., PST, at the Company's administrative offices located at 965 West Maude Avenue, Sunnyvale, California, 94085. These proxy solicitation materials were mailed on or about April 20, 2001, to all stockholders entitled to vote at the Annual Meeting.

Voting

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. On April 10, 2001, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 16,096,311 shares of the Company's Common Stock, $.0001 par value ("Common Stock") were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 10, 2001. Directors are elected by a plurality vote of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors. Approval of the amendment to and restatement of the Company's Restated Certificate of Incorporation requires the affirmative vote of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be treated as votes against the proposal. Approval of the Company's 2001 Stock Option/Stock Issuance Plan requires the affirmative vote of a majority of those Common Stock shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against the proposal. Broker non-votes will be treated as not entitled to vote on this matter and thus will have no effect on the outcome of the vote. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001, requires the affirmative vote of a majority of those Common Stock shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against the proposal. Broker non-votes will be treated as not entitled to vote on this matter and thus will have no effect on the outcome of the vote.

Revocability of Proxies

    Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposals Nos. 2, 3 and 4, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company's principal executive offices, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward these solicitation materials to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding these solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by the Company's directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

    The Bylaws require that proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than February 23, 2002, to be considered at the Annual Meeting. Proposals must be received before December 21, 2001, for inclusion in the proxy statement and form of proxy relating to that meeting.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE—ELECTION OF DIRECTORS

General

    The Company currently has six directors. All directors hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. The officers serve at the discretion of the Board of Directors (the "Board").

    The Board has selected five nominees, all of whom are currently serving as directors of the Company. The names of the persons who are nominees for director and their positions with the Company as of March 30, 2001, are set forth in the table below. Each person nominated for election has agreed to serve, if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The five candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve their respective terms until their successors have been elected and qualified.

Nominees for Term Ending Upon the 2001 Annual Stockholders' Meeting

Nominee	Age	Positions and Offices Held with the Company
John F. Shoch, Ph.D(1)(2)	52	Chairman of the Board
Charles E. Shalvoy	53	President, Chief Executive Officer and Director
Robert M. Janowiak(2)	64	Director
Martin A. Kaplan(2)	63	Director
David L. Short(1)	65	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

Business Experience of Directors

    Dr. Shoch has served as Chairman of the Board since our inception in 1987. As a founder, Dr. Shoch served as President from 1987 to 1988. Since 1985, he has been a general partner of AMC Partners 84, which is the general partner of Asset Management Associates 1984, a venture capital investment fund and a principal stockholder. Dr. Shoch holds a B.S. in political science and an M.S. and Ph.D. in computer science from Stanford University.

    Mr. Shalvoy joined us in June 1994 as President, Chief Executive Officer and Director. From 1988 to 1994, he was President and Chief Operating Officer of Therma-Wave, Inc., a manufacturer of semiconductor production equipment. Prior to that he was employed by Aehr Test Systems, Emerson Electric Corp. and Raychem Corporation in a variety of senior management positions. Mr. Shalvoy holds a B.S. in mechanical engineering from the University of Notre Dame and an M.B.A. from Stanford University.

    Mr. Janowiak has served as a director since December 1996. Since 1982, he has served as the Executive Director of the International Engineering Consortium. Prior to that, he was President of Federal Signal Corporation's Signal Group, a provider of public safety products and systems. Mr. Janowiak also held positions with ITT Research and Rockwell, where he advanced to Vice President, General Manager of the Information Products Division. Mr. Janowiak earned a B.S.E.E. from the University of Illinois, an M.S.E.E. from Illinois Institute of Technology and an M.B.A. from the University of Chicago.

    Mr. Kaplan has served as a director since July 1996. In a career spanning forty years with Pacific Telesis, Mr. Kaplan served as Executive Vice-President of Pacific Telesis Group from 1977 until May 2000, as President, Network Services Group of Pacific Bell, and its successor, Pacific Telesis and in various other senior management positions. Mr. Kaplan earned a B.S. in engineering from California Institute of Technology.

    Mr. Short has served as a director since November 2000. He retired in 1999 from Airtouch International, following an assignment as Chief Technical Officer for Airtel Movil, SA, the second largest wireless carrier in Spain and 20 percent owned by Airtouch International. Prior to working with Airtel Movil, Mr. Short worked in Japan for seven years with Airtouch International in several positions, including his last position as Vice President of Engineering and Operations for Japan and South East Asia. During his tenure with Airtouch, Japanese subscribers increased from 100,000 to 2.1 million and he coordinated Airtouch's 3G standards participation. Prior to Airtouch, Mr. Short held several senior management positions at Pacific Bell in engineering, operations and general management. Mr. Short earned a B.S. in mechanical engineering from the University of California, Berkeley.

    There are no family relationships among executive officers or directors of the Company.

Board Committees and Meetings

    During the fiscal year ended December 31, 2000, the Board held six meetings. The Board has an Audit Committee and a Compensation Committee. Each of the directors attended or participated in 75% or more of the total meetings of the Board during the past fiscal year.

    The Audit Committee operates under a written charter adopted by the Board of Directors on May 25, 2000. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement. At the time of this report, the Audit Committee consists of Dr. Shoch and Messrs. Cooper and Short, three of the Company's outside directors. The Audit Committee held three meetings during the last fiscal year.

    The Compensation Committee currently consists of three directors, Dr. Shoch and Messrs. Kaplan and Janowiak, who are primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee held one meeting during the last fiscal year.

Director Compensation

    In January 1992, each non-employee director was granted a non-qualified stock option to purchase Common Stock (at an exercise price of $8.00 per share) as follows: Dr. Shoch—7,813 shares. The options were cancelled in August 1992 in exchange for a new option to purchase the same number of shares of Common Stock at an exercise price of $0.56 per share. In January 1995, several non-employee directors were granted options, under the Automatic Grant Program, as follows: Mr. Cooper—15,000 shares and Dr. Shoch—15,000 shares. Each new option was granted at an exercise price of $4.93 per share. In July 1996, Mr. Kaplan was granted a non-qualified stock option to purchase 15,000 shares of Common Stock at an exercise price of $11.25 per share under the Automatic Grant Program. This option was cancelled in November 1997 in exchange for a new option to purchase 15,000 shares of Common Stock at a purchase price of $6.50. In December 1996, Mr. Janowiak was granted a non-qualified stock option to purchase 15,000 shares of Common Stock at an exercise price of $6.56 per share under the Automatic Grant Program. In April 1999, each non-employee director was granted a non-qualified stock option to purchase 15,000 shares of Common Stock at an exercise price of $1.25 per share. In October 2000, Mr. Short was granted a non-qualified stock option to purchase 24,000 shares of Common Stock at an exercise price of $8.88 per share under the Automatic Grant Program.

    Beginning in October 1996, at the close of each annual meeting, each non-employee director was granted options to purchase 3,000 shares of Common Stock. Beginning in 2000, at the close of each annual meeting, each non-employee director was granted options to purchase 8,000 shares of Common Stock. To date, the annual Automatic Grants are as follows:

Year	Price per share	Recipients
1996	$8.000	Messrs. Shoch, Cooper and Kaplan
1997	7.125	Messrs. Shoch, Janowiak, Cooper and Kaplan
1998	3.625	Messrs. Shoch, Janowiak, Cooper and Kaplan
1999	2.563	Messrs. Shoch, Janowiak, Cooper and Kaplan
2000	8.750	Messrs. Shoch, Janowiak, Cooper and Kaplan

    Except for the foregoing option grants and for reimbursement of certain expenses in connection with attendance at Board and committee meetings, directors receive no compensation for attending meetings of and for serving on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES.

PROPOSAL TWO—AMENDMENT TO AND RESTATEMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

    The Board of Directors has determined that it is in the best interests of Conductus and its stockholders to amend and restate Conductus' Restated Certificate of Incorporation to increase the number of shares of Common Stock that we are authorized to issue from 25,000,000 to 40,000,000. Accordingly, the Board of Directors has unanimously approved the proposed Amended and Restated Certificate of Incorporation (the "Restated Certificate"), and hereby solicits the approval of our stockholders of the Restated Certificate. If the stockholders approve the Restated Certificate, the Board of Directors currently intends to file the Restated Certificate with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the stockholders do not approve the Restated Certificate, the existing Certificate of Incorporation will continue in effect.

    The objective of the increase in the authorized number of shares of Common Stock is to ensure that we have sufficient shares available for future equity issuances. As of February 28, 2001, 16,096,000 were shares of Common Stock outstanding. Also, as of February 28, 2001, approximately 3,395,000 shares of Common Stock were reserved for issuance pursuant to the 1992 Stock Option/Stock Issuance Plan. Approximately 424,000 shares were reserved for issuance under the 1994 Employee Stock Purchase Plan, and 985,000 shares of Common Stock were reserved for issuance under outstanding warrants. Thus, approximately 21 million shares of the authorized 25 million shares of Common Stock will have been reserved. The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock to the proposed levels in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends.

    The additional shares of Common Stock authorized may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. Although the Company has no present obligation to issue additional shares of Common Stock (except pursuant to employee stock incentive plans), the Company may continue to evaluate potential acquisitions of or investments with third parties. However, the Company currently has no specific plans to enter into any such transaction.

POSSIBLE EFFECT OF THE PROPOSED AMENDMENT TO AND RESTATEMENT OF THE RESTATED CERTIFICATE.

    If the stockholders approve the proposed Restated Certificate, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their appropriate ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of our current stockholders and, depending upon the price paid for such additional shares, could result in dilution to our current stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO AND RESTATEMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL THREE—APPROVAL OF THE 2001 STOCK OPTION/STOCK ISSUANCE PLAN

    Stockholders are being asked to vote on a proposal to approve the Company's 2001 Stock Option/Stock Issuance Plan (the "Plan"). The proposed Plan amends and restates the 1987, 1989 and 1992 Stock Option/Stock Issuance Plans, which expire in January 2002. If approved, the Plan will have a term of ten years, commencing on the date of approval.

New Plan Benefits

    Awards under the Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan.

    The following is a summary of the principal features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at our principal executive offices.

History and Purpose

    The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Participants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

    The Plan seeks to achieve this purpose by providing for the Award of Options (which may constitute Incentive Stock Options ("ISOs") or Nonstatutory Stock Options ("NSOs")) and Restricted Stock to the Participants.

    The Board of Directors adopted the Plan in January 2001 as a successor to our 1987, 1989 and 1992 Stock Option Plans ("the Predecessor Plans"). If the shareholders approve the Plan, all awards outstanding under the Predecessor Plans will be incorporated into the Plan and shall accordingly be treated as outstanding options under the Plan. The Plan is intended to promote the interests of Conductus by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Share Reserve

    The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for issuance under the Plan shall not exceed the number of Shares available for issuance under the 1992 Plan immediately prior to the effective date of this Plan, subject to adjustment as follows: beginning on January 1, 2002, the number of Shares available for issuance shall automatically be increased by an amount, rounded to the nearest whole share (the "Annual Increase Shares"), equal to four percent (4%) of the aggregate number of Shares outstanding as of such date ("Outstanding Shares") or such lesser number of Shares as determined by the Board. With respect to each such increase effective on the first day of each fiscal year of the Company beginning on January 1, 2002, the number of Annual Increase Shares shall be reduced by the number of Shares subject to the Plan that are not then-issued and are not subject to the then-outstanding Options as of such effective date (the "Available Shares"); provided that, no reduction shall be made if the Available Shares are equal to one percent (1%) or less of the aggregate number of Outstanding Shares as of such effective date. If Options are forfeited or terminate for any other reason before being exercised (including outstanding Options under the Predecessor Plans), then such Options shall again become available for Grants under the Plan.

    No individual participating in the Plan may be granted stock options and direct stock issuances for more than 750,000 shares of Common Stock in any single calendar year.

    As of March 1, 2001, options covering 1,947,938 shares were outstanding under the Predecessor Plans, and 1,528,405 shares remained available for future option grants. The expiration dates for such options range from August 18, 2002 to March 1, 2011.

Plan Administration

    If approved by the shareholders, the Board of Directors, or a Committee of the Board, will administer the Plan. The Committee will consist of those individuals who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to Options to persons who are officers or directors of the Company under Section 16 of the Exchange Act. The Board may also appoint one or more separate committees of the Board, each composed of one or more Directors who need not qualify under Rule 16b-3. Such separate committee(s), subject to any limitations on its authority imposed by the Committee or the Board, may administer the Plan with respect to Participants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Participants and may determine all terms of such Awards.

    Subject to the provisions of the Plan, and any limitations on its authority imposed by the Board, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan.

Eligibility

    Officers, directors, other employees, and consultants to the Company (or any parent or subsidiary company) will be eligible to participate in the Plan. Only statutory employees will be eligible to receive ISOs. In addition, a Participant who is a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

    As of March 1, 2001, approximately five executive officers, five outside directors and 87 other employees were eligible to participate in the Plan. Additionally, one independent consultant currently participates in the Plan.

Valuation of Stock

    If the Shares were traded over-the-counter on the date in question but were not classified as a national market issue, the fair market value per share of Common Stock on any relevant date under the Plan shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system prior to the occurrence of the event; if the Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system prior to the occurrence of the event; if the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the last closing price reported by the applicable composite transactions report prior to the occurrence of the event; and if none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

    The fair market value of Common Stock on February 28, 2001, as reported on the Nasdaq National Stock Market, was $5 5/8 per share.

Terms and Conditions for Options

    Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the

Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

    Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number to protect against dilution. An Option's Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement, however, the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value (110% for 10-Percent Stockholders) of a Share on the date of Grant.

    Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify its term, which, in the case of an ISO, shall not exceed ten (10) years (five (5) years for 10-Percent Stockholders). No Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability, retirement or other events, and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested, subject to our right of repurchase over any Shares acquired under the unvested portion of the Option (an "early exercise"), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

Restricted Stock Awards

    Awards under the Plan may be granted in the form of Restricted Stock.

    Each Award of Restricted Stock under the Plan shall be evidenced by a Restricted Stock Agreement between the Participant and the Company. Such Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Restricted Stock Agreement. Nothing in this Plan shall be construed as prohibiting the Committee from granting Shares of restricted stock that are fully vested at the time of their grant. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

    Restricted Stock may be issued with or without cash consideration under the Plan.

    Each Award of Restricted Stock shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability, retirement or other events.

    Except as provided in the Plan for tax withholding, or in a Restricted Stock Agreement, or as required by applicable law, Restricted Stock granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act to the contrary shall be void. However, this provision shall not preclude a Participant from designating a beneficiary who will receive any outstanding Restricted Stocks in the event of the Participant's death, nor shall it preclude a transfer of Restricted Stocks by will or by the laws of descent and distribution. In the event of such a permitted transfer of Restricted Stock, the person or entity receiving such Shares shall be treated as a Participant under the Plan.

    The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as our other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Stock shall not reduce the number of Shares available under the Plan.

Effect of a Change in Control

    In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.

    Except as otherwise provided under the Automatic Grant Program, or in the applicable Stock Option or Restricted Stock Agreement, in the event that a Change in Control occurs with respect to the Company and the applicable agreement of merger or reorganization provides for assumption or continuation of Awards pursuant to Section 11(a), or the Awards otherwise continue, no acceleration of vesting shall occur. In the event that a Change in Control occurs with respect to the Company and there is no assumption or continuation of Awards, all Awards shall vest and become immediately exercisable.

Automatic Option Grant Program

    The Automatic Option Grant Program under the Plan provides for the grant of non-statutory options to purchase shares of Common Stock to non-employee Board members. Each new non-employee Board member will automatically be granted, at the time of his or her initial election or appointment, an option to purchase 24,000 shares of Common Stock ("Initial Automatic Option Grant"). Additionally, each Outside Director who has served in that capacity for the immediately preceding 90 days and continues to so serve will receive an option to purchase 8,000 shares of Common Stock at each Annual Meeting of Stockholders ("Annual Automatic Option Grant").

    The option price per share for each automatic grant will be the fair market value per share of Common Stock on the date of grant. The option price for purchased shares will be payable in cash or shares of Common Stock held for at least six months, or through a same-day sale program.

    Automatic option grants have a term of 10 years from the date of grant and will be immediately exercisable. However, the Company will have repurchase rights with respect to the shares purchased under the options. The repurchase rights under Automatic Option Grants will terminate as to 25% of the shares one year after the grant date and with respect to the balance in 36 equal monthly installments over the following four years, provided the non-employee Board member remains a member of the Board.

    An optionee who ceases to serve as a Board member may exercise options to the extent then exercisable and within its term for a period of three months after the date of cessation (12 months if due to disability and three years if due to death). In the case of death, the estate or heirs of the optionee may exercise the option within such period.

    In the event of a Corporate Transaction or Change in Control, as defined above, each outstanding Automatic Option Grant will vest in full and will be exercisable for fully-vested shares of Common Stock. Upon the occurrence of a Hostile Take-Over, the optionee will have a 30-day period in which to surrender to the Company each Automatic Option Grant held by him or her under the Plan for a period of at least six months. The optionee will in return be entitled to a cash distribution from the Company in an amount equal to the excess of (a) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the optionee is otherwise at the time vested in those shares) over (b) the aggregate exercise price payable for such shares. Such cash distribution will be paid within five days following the surrender of the option to the Company. No approval or consent of the Board will be required in connection with such option surrender and cash distribution.

Federal Income Tax Consequences of Options

    The following is a general description of certain federal income tax consequences of the Option Plan. This description does not purport to be complete.

    Neither the optionee nor the Company incurs any federal tax consequences as a result of the grant of an option. The optionee has no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company receives no deduction when an incentive stock option is exercised. Upon exercising a non-statutory stock option, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company will ordinarily be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time a non-statutory stock option is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the non-statutory stock option. The tax treatment of a disposition of option shares acquired under the Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a non-statutory stock option. The Company is not entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods have been satisfied.

    If the exercisability of an option is accelerated as a result of a change of control, all or a portion of the value of the option right at that time may be a parachute payment for purposes of the excess parachute provisions of the Code. Those provisions generally provide that if parachute payments exceed three times an employee's average compensation for the five tax years preceding the change of control, the Company loses its deduction and the recipient is subject to a 20% excise tax for the amount of the parachute payments in excess of one times such average compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2001 STOCK OPTION/STOCK ISSUANCE PLAN.

PROPOSAL FOUR—RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public auditors for the Company, during fiscal year 2000, to serve in the same capacity for the fiscal year ending December 31, 2001, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP.

    In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its stockholders.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires. Such representative will be available to respond to appropriate questions.

    PricewaterhouseCoopers LLP, our independent accountants, billed the following fees for services rendered to Conductus for the year ended December 31, 2000:

Audit Fees

    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $145,705.

Financial Information Systems Design and Implementation Fees

    There were no fees billed by PricewaterhouseCoopers LLP for services rendered in connection with financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered to us during the fiscal year ended December 31, 2000 other than as stated under the caption "Audit Fees" above, were $42,240. The Audit Committee has determined that the provision of all non-audit services performed by PricewaterhouseCoopers LLP during the fiscal year ended December 31, 2000 were compatible with maintaining their independence.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

OTHER MATTERS

    The Company knows of no other matters to be presented for consideration at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

OWNERSHIP OF SECURITIES

    The following table sets forth certain information known to the Company with respect to the beneficial ownership as of March 1, 2001 by (i) all persons who are beneficial owners of 5% or more of the outstanding shares of our Common Stock, (ii) each director and nominee, (iii) our Chief Executive Officer and each of the four other most highly paid current executive officers, and (iv) all current directors and executive officers as a group.

5% Stockholders, Directors, Executive Officers & Officers and Directors as a Group	Shares Beneficially Owned(1)	Percent Beneficially Owned(2)
Entities associated with Wellington Management, Inc. 75 State Street Boston, MA 02109(3)	1,285,600	7.9%
Entities associated with William Leland Edwards 470 University Avenue Palo Alto, CA 94301(4)	1,348,054	8.3
Entities associated with Jonathan Gallen 450 Park Avenue 28th Floor New York, NY 10022(5)	1,036,600	6.4
Nevis Capital Management, Inc. 1119 St. Paul Street Baltimore, MD 21202	1,030,000	6.4
John F. Shoch(6)	272,859	*
Martin Cooper(7)	50,000	*
Robert F. Janowiak(8)	39,500	*
Martin A. Kaplan(9)	83,500	*
David L. Short(10)	24,000	*
Charles E. Shalvoy(11)	430,376	2.6
James R. Simmons, Jr.(12)	85,750	*
Randy W. Simon(13)	159,006	*
Ron Wilderink(14)	93,250	*
Syed Zaidi(15)	10,000	*
All directors and officers as a group (10 persons)(16)	1,248,241	7.4

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes sole or shared voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or shares of convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days of March 1, 2001 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrant but are not outstanding for purposes of computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2)
Percentage of beneficial ownership is calculated assuming 16,096,131 shares of Common Stock were outstanding on February 28, 2001. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of February 28, 2001, including, but not limited to, the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purposes of computing a percentage owned by any other shareholder.

(3)
Includes 1,285,600 shares for which Wellington Management holds shared dispositive power, including 672,500 shares for which it holds shared voting power.

(4)
Includes 1,316,594 shares for which Palo Alto Investors, LLC, Palo Alto Investors and William Edwards hold shared dispositive and voting power. Includes immediately exercisable warrants to purchase 59,400 shares of Common Stock held by Microcap Partners, L.P.

(5)
Includes 540,000 shares held by Pequod Investments, L.P.; 387,600 shares held by Pequod International, Ltd.; 45,000 shares held by Mr. Gallen's retirement fund; and 60,000 shares held by Mr. Gallen's spouse. Mr. Gallen possesses sole voting and dispositive power over the shares held by Pequod Investments, L.P., Pequod International, Ltd. and his Individual Retirement Account, and shared power to vote and dispose of the shares held by his spouse.

(6)
Includes 57,812 shares held in the form of immediately exercisable options. Includes warrants to purchase 7,214; 9,028; 3,638; and 60,120 of Common Stock owned directly by AMA98 Corporate, L.P.; AMA98 Investors, L.P.; AMA98 Partners, L.P.; and AMA98 Ventures, L.P., respectively. Alloy Ventures 1998, LLC, is the general partner of AMA98 Corporate, L.P.; AMA98 Investors, L.P.; AMA98 Partners, L.P.; and AMA98 Ventures, L.P., as to which Dr. Shoch disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

(7)
Includes 50,000 shares in the form of immediately exercisable options held by Mr. Cooper.

(8)
Includes 34,500 shares in the form of immediately exercisable options held by Mr. Janowiak.

(9)
Includes 2,500 shares held in trust for minor children, 2,000 shares held by spouse and 50,000 shares in the form of immediately exercisable options held by Mr. Kaplan.

(10)
Includes 24,000 shares in the form of immediately exercisable options held by Mr. Short.

(11)
Includes 185,301 shares pledged as security on a promissory note, 52,275 shares held in the Shalvoy Family Trust, 6,600 shares held in trust for minor children and 186,200 shares held in the form of immediately exercisable options by Mr. Shalvoy.

(12)
Includes 80,750 shares held in the form of immediately exercisable options by Mr. Simmons.

(13)
Includes 151,941 shares in the form of immediately exercisable options held by Dr. Simon.

(14)
Includes 93,250 shares in the form of immediately exercisable options held by Mr. Wilderink.

(15)
Includes 10,000 shares in the form of immediately exercisable options held by Mr. Zaidi.

(16)
Includes 714,453 shares in the form of options exercisable within 60 days of February 28, 2001. See Notes (6) through (15).

EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

    The table below provides certain summary information concerning the compensation earned by Charles E. Shalvoy, our Chief Executive Officer, and each of our other four most highly compensated executive officers whose earned compensation was in excess of $100,000 for the fiscal year 2000. These five individuals will be referred to as the "named officers." The salary figures below include amounts deferred under our 401(k) plan.

						Long-Term Compensation
		Annual Compensation				Awards Securities Underlying Options (#)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)
Charles E. Shalvoy President and Chief Executive Officer	2000 1999 1998	$250,185 214,294 185,929		$66,250 120,750 17,150		200,000 292,200 275,000	(2)
James P. Simmons, Jr. Vice President, Marketing and Sales	2000 1999 1998	$154,810 155,967 5,770		$22,575 13,500 —		25,000 30,750 75,000
Randy W. Simon, Ph.D. Vice President, Technology	2000 1999 1998	$143,234 141,861 120,850		$22,080 10,000 2,500		30,000 83,505 30,000	(3)
Ron Wilderink Vice President of Finance, Chief Financial Officer and Secretary	2000 1999 1998	$157,304 151,704 13,642		$27,000 55,000 —	(4)	60,000 45,750 60,000
Syed I. Zaidi Vice President, Operations	2000 1999 1998	$90,192 — —		$25,000 — —		100,000 — —
Lawrence R. Burgess Director of Applications Development	2000 1999 1998	$134,233 96,640 —	$	— 12,300 —	(5)	— 84,600 —

(1)
Bonuses earned in each fiscal year are determined and paid at the beginning of each subsequent year.

(2)
Includes options granted for 225,000 shares in exchange for cancellation of an equal number of shares under a repricing program.

(3)
Includes options for 20,000 shares granted in exchange for cancellation of an equal number of shares under a repricing program.

(4)
Includes $10,000 sign-on bonus received in 1999.

(5)
Includes $5,000 sign-on bonus received in 1999.

OPTION GRANTS IN LAST FISCAL YEAR

    The figures in the right-hand columns regarding potential realizable option values are based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These rates of appreciation do not represent estimates of our future stock price, and we provide no assurance that our stock will appreciate at these rates.

	Individual grants
		Percent of total options granted to employees in fiscal year
	Number of securities underlying options granted (#)				Potential realizable value at assumed rates of stock price appreciation for option term
Name			Exercise price ($/Sh)	Expiration date	0% ($/Sh)	5% ($)	10% ($)
Charles E. Shalvoy	200,000	27.1	5.69	12/14/10	—	715,368	1,812,882
James P. Simmons, Jr.	25,000	3.4	5.69	12/14/10	—	89,421	226,610
Randy W. Simon, Ph.D.	30,000	4.1	5.69	12/14/10	—	107,305	271,932
Ron Wilderink	60,000	8.1	5.69	12/14/10	—	214,610	543,865
Syed I. Zaidi	10,000 20,000 70,000	0.6 2.7 9.5	24.75 15.75 5.69	4/3/10 7/20/10 12/14/10	— — —	155,651 198,102 250,079	394,451 502,029 634,509

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

    The table below sets forth information concerning option exercises and option holdings of the named officers at the end of the fiscal year 2000. No stock appreciation rights were exercised during fiscal 2000, nor were any stock appreciation rights outstanding at the end of the fiscal year 2000.

    Some of the option shares listed below are immediately exercisable. However, we have the right to repurchase any such option shares if the optionee ceases service before vesting in such shares.

    The "value of unexercised in-the-money options" figures in the right-hand columns were calculated on the basis of the fair market value of our Common Stock on December 29, 2000, $5.25 per share, minus the exercise price of the options.

			Number of securities underlying unexercised options at fiscal year end (#)
					Value of unexercised in-the-money options at fiscal year end ($)
	Shares acquired on exercise (#)
		Value realized ($)
Name			Vested	Unvested	Vested	Unvested
Charles E. Shalvoy	312,935	1,402,185	34,441	419,824	—	323,356
James P. Simmons, Jr.	20,000	457,965	12,401	93,349	23,825	166,775
Randy W. Simon, Ph.D.	31,110	1,174,320	79,802	102,139	121,229	93,752
Ron Wilderink	12,500	373,187	23,401	129,849	64,442	169,613
Syed I. Zaidi	—	—	—	100,000	—	—

Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements

    None of our executive officers, other than Charles E. Shalvoy, have employment agreements, and their employment may be terminated at any time at the discretion of our board of directors. We entered into an agreement with Mr. Shalvoy, our President and Chief Executive Officer, on May 3, 1994, which provides for accelerated vesting of his option shares as if he remained employed for one additional year in the event that his employment is terminated without cause following certain mergers, acquisitions or sales of all or substantially all of our assets.

    The vesting of options or shares held by any of our named officers may be accelerated in the event of a Corporate Transaction or a Change in Control. See "Proposal Three—Approval of 2001 Stock Option/Stock Issuance Plan."

Compensation Committee Interlocks and Insider Participation

    John F. Shoch, Martin A. Kaplan and Robert M. Janowiak are the members of the Compensation Committee. John F. Shoch is a general partner of AMC Partners 84, which is the general partner of Asset Management Associates 1984, the beneficial owner of more than five percent of our Common Stock. Dr. Shoch served as Chief Executive Officer of the Company from September 1987 until October 1988.

CERTAIN TRANSACTIONS

    For information concerning grants of options to certain non-employee members of the Board of Directors, including Dr. Shoch and Messrs. Cooper, Kaplan, Janowiak and Short, see "Proposal One—Election of Directors—Director Compensation."

    The Company has entered into separate indemnification agreements with its directors and officers. These agreements require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interest of the Company) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance if available on reasonable terms.

    Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the 1934 Act that might incorporate future filings including this Proxy in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

    The Audit Committee operates under a written charter adopted by the Board of Directors on May 25, 2000. A copy of the Audit Committee Charter is included in Appendix A to this Proxy Statement. At the time of this report, the Audit Committee consists of Dr. Shoch and Messrs. Mr. Cooper and Short, three of our outside directors. The Audit Committee held three meetings during the last fiscal year.

    The Audit Committee of the Board of Directors of Conductus serves as the representative of the Board for general oversight of Conductus' financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations.

    The Audit Committee's responsibilities also include recommending to the Board of Directors the retention of independent public accountants, subject to stockholder approval, reviewing and approving the planned scope, proposed fee arrangements and results of our annual audit, reviewing and evaluating our accounting principles and its system of internal accounting controls, and reviewing the independence of our independent accountants.

    Conductus' management has primary responsibility for preparing our financial statements and for our financial reporting process. Our independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with Conductus' management.

  2.
  The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

  3.
  The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

  4.
  Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of Conductus, and the Board has approved, that the audited financial statements be included in Conductus' Annual Report on

    Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

    Each of the members of the Audit Committee is independent as defined under the listing standards of the NASDAQ.

    The undersigned members of the Audit Committee have submitted this Report to the Audit Committee:

                      JOHN F. SHOCH, Ph.D.
                      Member of the Audit Committee

                      MARTIN COOPER
                      Member of the Audit Committee

                      DAVID L. SHORT.
                      Member of the Audit Committee

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of Conductus' Board of Directors generally makes decisions on compensation of our Chief Executive officer, Charles E. Shalvoy, and its other executive officers. At the time of this report, the Compensation Committee consists of Dr. Shoch and Messrs. Kaplan and Janowiak, three of our outside directors. All decisions by the Compensation Committee are reviewed by the full Board of Directors, except for decisions about awards under the Company's 1992 Stock Option/Stock Issuance Plan, which decisions must be made solely by the Plan Administrator, which consists of Messrs. Kaplan and Janowiak, for awards under such plan to satisfy Rule 16b-3 under the 1934 Act. The Compensation Committee has furnished the following report on the 2000 compensation of Charles E. Shalvoy and our other executive officers.

    In setting the compensation levels, the Compensation Committee considers the standard practices in the superconductor industry, including data from surveys, as well as the practices of companies with whom the we compete for executive talent. We believe that our total executive compensation package is near the median among our peers making the transition from the development stage, although it is low when compared to companies at a more advanced stage with whom we compete for talent.

    It is our current philosophy to keep the base salary of executives between the 25(th) and 50(th) base salary percentiles based on the Radford Total Compensation Survey: Executive Compensation Report 2000 published by Aon Consulting for companies reporting less than $50 million in annual revenue (Radford), so that more of their compensation depends on bonuses, which are contingent upon company and individual performance. The Radford surveys include some but not all companies included in the Performance Graph. See "Comparison of Stockholder Return." The executives are thus motivated to enhance stockholder value.

    As we are just beginning to commercialize products, the Compensation Committee believes that corporate performance is not appropriately measured by traditional financial performance criteria such as profitability and earnings per share. Rather, the Compensation Committee believes that corporate performance is appropriately measured by analyzing the degree to which we have achieved certain goals established by the Compensation Committee and approved by the Board.

    Under the Executive Compensation Bonus Plan (ECP), an executive's annual incentive award depends on improved revenues, profit/loss results, milestone accomplishments and the executive's specific contribution. The current philosophy of the Company is to keep total compensation, including bonuses, for executives between the 50(th) and 75(th) total compensation percentiles of the companies in the Radford survey. Company performance goals are derived from our business plans that include critical individual performance targets relating to strategic product positioning, revenue growth, and profit/ loss for the fiscal year and key milestones. The ECP is based on a formula comprised of a Company Performance Ratio (CPR) multiple times an Individual Performance Ratio (IPR) multiple. The CPR is based on the ratio of actual versus plan performance for revenues and profit/loss and can range from 50% to 150%. The IPR is tied to achievement during the year of goals that are established in advance and may have a range from 0% - 100%. Multiplying the two, CPR X IPR then quantifies the executives' bonuses based on a predetermined target of 30% to 50% of base salary. The incentive target is set at a higher percentage for more senior officers, with the result that the more senior executive officers have a higher percentage of their potential cash compensation at risk. If the CPR is 150% and IPR equals 130%, executives can earn up to a maximum of 45% to 75% of their base salaries. The Committee annually reviews and approves specific bonus targets, maximums, and performance criteria for all executives.

Stock Options

    The 1992 Stock Option Plan Administrator grants stock options under the Plan to foster executive ownership and to provide direct linkage with stockholder interests. The Plan Administrator considers current level of equity holdings in the Company, stock options previously granted, industry practices, the executive's accountability level, and assumed potential stock value when determining stock option grants. The Plan Administrator relies upon competitive guideline ranges of retention-effective, target-gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, potential executive gains parallel those of other stockholders over the long term. Therefore, the stock option program serves as our primary long-term incentive and retention tool for executives and other key employees. The exercise prices of stock options granted to the executive officers are equal to the market value of the stock on the date of grant.

CEO Compensation

    Mr. Shalvoy has been employed with us since June 1994. In general, the factors utilized in determining Mr. Shalvoy's compensation are the same as those applied to the other executive officers in the manner described in the preceding paragraphs, although achievement of Company financial performance goals has a greater impact on his total compensation.

    In establishing Mr. Shalvoy's base salary, it was the Committee's intent to provide him with a level of stability and certainty each year. His base salary for the 2000 fiscal year approximates the 58(th) percentile of reported base salaries for Chief Executive Officers based on the Radford Compensation Survey.

    The annual bonus component of Mr. Shalvoy's compensation package was based on Conductus' financial performance and individual goal achievement, as described above. Based upon Mr. Shalvoy's IPR and CPR multiples, his resultant bonus for 2000 was $66,250.

Compliance with Internal Revenue Code Section 162(m)

    Section 162 (m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction for compensation exceeding $1 million paid to certain of the corporation's executive officers. It is not expected that the compensation to be paid to our executive officers for the fiscal year 2000 will exceed the $1 million limit per officer. The Company's 1992 Stock Option/Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer when he/she exercises an outstanding option under the Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation, and thus not subject to the $1 million limitation. The Compensation Committee will defer any decision on whether or not to limit the dollar amount of all other compensation payable to our executive officers to the $1 million limitation, should the individual compensation of any executive officer ever approach that level.

    In summary, it is the opinion of the committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interest of our stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                      JOHN F. SHOCH, Ph.D.
                      Chairman, Compensation Committee

                      MARTIN A. KAPLAN
                      Member, Compensation Committee

                      ROBERT M. JANOWIAK
                      Member, Compensation Committee

COMPARISON OF STOCKHOLDER RETURN

    The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of our Common Stock together with the cumulative total returns of the Nasdaq Stock Market, U.S. Index and the JP Morgan H&Q Technology Index for the five-year period beginning December 31, 1995.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CONDUCTUS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE JP MORGAN H & Q TECHNOLOGY INDEX

    *$100 INVESTED ON 12/31/95 IN STOCK OR INDEX -
    INCLUDING REINVESTMENT OF DIVIDENDS.
    FISCAL YEAR ENDING DECEMBER 31.

(1)
The graph assumes that $100 was invested on December 31, 1995, in our Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on our Common Stock.

(2)
Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(3)
The performance graph and all of the material in the Compensation Committee Report is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference to any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the 1934 Act requires our executive officers and directors, and persons who own more than 10% of our Common Stock, to file certain reports of ownership with the Securities and Exchange Commission ("SEC") and with the National Association of Securities Dealers. Such officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1999 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 1999 fiscal year, the Company believes that all applicable officers, directors and 10% beneficial owners complied with Section 16(a) filing requirements with the exception of David Short who filed a late initial disclosure on Form 3.

ANNUAL REPORT

    A copy of the Annual Report of the Company for the fiscal year ended December 31, 2000, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

FORM 10-K

    We filed an Annual Report on Form 10-K with the SEC. Stockholders may obtain a copy of this report, without charge, by writing to Ron Wilderink, Vice President of Finance, Chief Financial Officer and Secretary, at our executive offices at 969 West Maude Avenue, Sunnyvale, California 94085.

                      THE BOARD OF DIRECTORS
                      OF CONDUCTUS, INC.

DIRECTIONS TO:

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2001

From San Francisco Airport

    Follow signs to 101 South – Take 101 South approximately 35 miles to Mathilda Avenue South Exit – Take Mathilda South to Maude Avenue – Turn right onto Maude Avenue – Go down two traffic lights – Conductus' administrative offices are located at 965 West Maude Avenue on the right just before the third stoplight (Macara Avenue).

From San Jose Airport

    Follow signs to 101 North – Take 101 North approximately 8 miles to Mathilda Avenue South Exit – Take Mathilda South to Maude Avenue – Turn right onto Maude Avenue – Go down two traffic lights – Conductus' administrative offices are located at 965 West Maude Avenue on the right just before the third stoplight (Macara Avenue).

APPENDIX A

CONDUCTUS, INC.

Charter for the Audit Committee
of the Board of Directors

Purpose

    The purpose of the Audit Committee established by this charter will be to oversee the corporate financial reporting process and the internal and external audits of Conductus, Inc. (the "Company"). The Audit Committee will undertake those specific duties, responsibilities and processes listed below, and such other duties as the Board of Directors (the "Board") from time to time may prescribe. In fulfilling this role, the Audit Committee will ensure that there is effective communication among the Board, management and outside auditors. In this way, it will help the Board fulfill its oversight responsibility to the stockholders and the investment community relating to the Company's financial statements and financial reporting process.

Charter Review

    The Audit Committee will review and reassess the adequacy of this charter at least once a year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's annual meeting of stockholders, but may be conducted at any time the Audit Committee desires to do so. In addition, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), the Audit Committee will cause the Company to publicly file this charter (as then constituted).

Membership

    By June 14, 2001, the Audit Committee will be comprised of at least three members of the Board. The members will be appointed by and serve at the pleasure of the Board. The members of the Audit Committee will not be officers or employees of the Company. Each member of the Audit Committee will be an "independent director," as defined by and to the extent required by the rules of the National Association of Securities Dealers, Inc. ("NASD").

    By June 14, 2001, each member of the Audit Committee also must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. In addition, by June 14, 2001, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities

    The responsibilities of the Audit Committee include:

  1.
  Recommending outside auditors for approval by the Board and, if necessary, the termination of the outside auditors presently engaged;

  2.
  Reviewing the plan for the audit and related services at least annually;

  3.
  Reviewing audit results and annual and interim financial statements and discussing the audited financial statements with both the Company's outside auditors and the Company's management prior to any public filing of those reports;

  4.
  Reviewing any significant disputes between management and the outside auditors that arise in connection with the preparation of the audited financial statements;

  5.
  Reviewing major issues regarding accounting principles and practices that could significantly impact the Company's financial statements;

  6.
  Discussing with the Company's outside auditors the quality of accounting principles applied in the Company's financial statements and the other matters required by SAS 61 (including amendments or supplements), such as management judgments and accounting estimates that affect financial statements, significant new accounting policies and disagreements with management;

  7.
  Ensuring the receipt of, and reviewing, a formal written statement from the Company's outside auditors delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1;

  8.
  Reviewing and actively discussing with the Company's outside auditors the auditor's independence, including any disclosed relationship or service that may impact the objectivity and independence of the outside auditor;

  9.
  Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

  10.
  Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the outside auditors management letters or summaries on such internal accounting controls;

  11.
  Overseeing the Company's procedures for preparing published annual statements and management commentaries;

  12.
  Overseeing the effectiveness of the internal audit function;

  13.
  Overseeing the Company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities; and

  14.
  Ensuring that the Company makes any appropriate certifications required by the NASD.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

    Finally, the Audit Committee will ensure that the outside auditors understand both (i) their ultimate accountability to the Board and to the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate in the exercise of their business judgment, replace the Company's outside auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

Meetings

    The Audit Committee will meet separately with the President and Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the Company's outside auditors upon the completion of the annual audit (which meeting may be held without the presence of management), and at such other times as it deems appropriate, to review the outside auditors' examination and management report.

Reports

    The Audit Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee also will prepare and sign a report for inclusion in the Company's proxy statement for its annual meeting of stockholders.

Independence under NASD Rule 4200(a)(15)1

    All three members of the audit committee must be "independent" as defined in NASD Rule 4200(a)(15). The purpose of this requirement is to ensure that the audit committee can independently and objectively evaluate the accounting practices and policies of the Company. The new definition of independence provides clear rules to ensure that audit committee members have no financial or family ties to the Company.

    An "independent director" is a director who is not an officer or employee of the company and who has no relationships which the Board feels would interfere with the exercise of independent judgment in carrying out the directors' responsibilities. A director is NOT independent if he or she:

  •
  Is now, or was in the past three years, employed by the Company or any of its affiliates;

  •
  Accepted any compensation from the Company or its affiliates greater than $60,000 in the previous fiscal year. (This $60,000 limit, however, does not include any compensation for board service, benefits under a tax-qualified retirement plan, or any non-discretionary compensation);

  •
  Is a member of the immediate family of anyone who is, or was in the past three years, an executive officer employed by the Company or its affiliates. (Immediate family includes a director's (i) spouse, (ii) children, (iii) parents, (iv) siblings, (v) spouse's children, parents or siblings, and (vi) anyone who lives in the director's home);

  •
  Is a partner, controlling shareholder or executive officer of any for-profit business to which the Company made (or from which it received) payments that are greater than 5% of the Company's gross revenues for that year, or $200,000, whichever is greater, in any of the past three years. (For this purpose, payments arising solely from investments in the Company's securities do not count towards that 5% or $200,000 limit); or

  •
  Is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

1 Release No. 34-42231, December 14, 1999.

DETACH HERE

PROXY

CONDUCTUS, INC.

Annual Meeting of Stockholders, May 24, 2001
This Proxy is Solicited on Behalf of the Board of Directors of
Conductus, Inc.

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held May 24, 2001, and the Proxy Statement and appoints Charles E. Shalvoy and Ron Wilderink and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock or Preferred Stock of Conductus, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 965 W. Maude Avenue, Sunnyvale, California on Thursday, May 24, 2001 at 3:00 p.m. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

    The Board of Directors recommends a vote FOR each of the nominees listed above and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified below. THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND FOR THE OTHER PROPOSES IF NO SPECIFICATION IS MADE.

(1)  To elect the following directors to serve for a term ending upon the 2001 Annual Meeting of stockholders and until their successors are elected and qualified:

Nominees:

(01) John F. Shoch, (02) Robert M. Janowiak, (03) Martin A. Kaplan, (04) Charles E. Shalvoy, (05) David L. Short.
/ /	FOR ALL NOMINEES
/ /	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

/ /	FOR ALL NOMINEES, EXCEPT AS NOTED ABOVE
(2)	FOR	AGAINST	ABSTAIN	To approve the amendment and restatement of the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized to be issued from 25,000,000 to 40,000,000.
(3)	FOR	AGAINST	ABSTAIN	To adopt the Company's 2001 Stock Option/Stock Issuance Plan
(4)	FOR	AGAINST	ABSTAIN	To ratify the Board of Directors' selection of PricewaterhouseCoopers, LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2001 and
(5)	FOR	AGAINST	ABSTAIN	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    Please sign exactly as your name(s) appear(s) on each share certificate(s) over which you have voting authority:

Date:

(Authorized Signature(s))

QuickLinks

MATTERS TO BE CONSIDERED AT ANNUAL MEETING PROPOSAL ONE—ELECTION OF DIRECTORS
Nominees for Term Ending Upon the 2001 Annual Stockholders' Meeting
PROPOSAL TWO—AMENDMENT TO AND RESTATEMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL THREE—APPROVAL OF THE 2001 STOCK OPTION/STOCK ISSUANCE PLAN
PROPOSAL FOUR—RATIFICATION OF INDEPENDENT AUDITORS
OTHER MATTERS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND RELATED INFORMATION SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
CERTAIN TRANSACTIONS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
COMPARISON OF STOCKHOLDER RETURN
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG CONDUCTUS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE JP MORGAN H & Q TECHNOLOGY INDEX
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
ANNUAL REPORT
FORM 10-K
DIRECTIONS TO: ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2001
CONDUCTUS, INC. Charter for the Audit Committee of the Board of Directors
Purpose
Charter Review
Membership
Responsibilities
Meetings
Reports
Independence under NASD Rule 4200(a)(15)1